As filed with the Securities and Exchange Commission on June 19, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFONAKTIEBOLAGET LM ERICSSON

(Exact Name of Registrant as Specified in Its Charter)

LM ERICSSON TELEPHONE COMPANY

(Translation of Registrant’s Name into English)

Kingdom of Sweden	Telefonplan, SE-126 25 Stockholm, Sweden	N.A.
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification Number)

ERICSSON INC. STOCK PURCHASE PLAN

(Full Title of the Plan)

Ericsson Inc.

Vice President Legal Affairs

6300 Legacy Drive

Plano, Texas 75024

(Name and Address of Agent For Service)

(972) 583-0000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David Sirignano

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Ave, NW

Washington, DC 20004

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
B Shares of Telefonaktiebolaget LM Ericsson, Nominal value Swedish Kronor 1.00 each (“Shares”)	3,800,000	$2.921	$11,099,800	$1,187.68

(1)	Plus such additional Shares as may be required pursuant to the employee benefit plan in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or similar event.
(2)	Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(h), the Proposed Maximum Aggregate Offering Price Per Share is based on the average of the high and low price per ADS (traded under the symbol “ERICY”) on the NASDAQ National Market System (“NASDAQ”) June 13, 2006. Because each ADS represents ten Shares, the prices of the ADS on NASDAQ has been divided by ten to determine the price of a Share.

INTRODUCTION

This registration statement on Form S-8 is filed by LM ERICSSON TELEPHONE COMPANY pursuant to General Instruction E to Form S-8 to register an additional 3,800,000 Shares under the ERICSSON INC. STOCK PURCHASE PLAN. The contents of the registration statement on Form S-8, file number 333-125978, previously filed by LM ERICSSON TELEPHONE COMPANY are hereby incorporated by reference into this registration statement in accordance with General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4.1	Ericsson Inc. Stock Purchase Plan (incorporated by reference to Exhibit 4.1 of the Company’s Form S-8 filed June 20, 2005 (File No. 333-125978))

4.2	Articles of Association of Telefonaktiebolaget LM Ericsson, Stockholm (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785))

4.3	Specimen certificate representing Non-restricted B Shares of LM Ericsson (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969))

4.4	Form of certificate representing ADRs of LM Ericsson (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998))

23.1	Consent of PricewaterhouseCoopers AB

24.1	Power of Attorney (included as part of signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kingdom of Sweden, on this 7th day of June, 2006.

TELEFONAKTIEBOLAGET LM ERICSSON (publ)

By:	/S/ KARL-HENRIK SUNDSTRÖM	By:	/S/ CARL OLOF BLOMQVIST
Name:	Karl-Henrik Sundström	Name:	Carl Olof Blomqvist
Title:	Executive Vice President and Chief Financial Officer	Title:	Senior Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Karl-Henrik Sundström and Carl Olof Blomqvist, and each of them severally as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place and stead, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Commission any and all amendments (including post-effective amendments) and supplements to this Registration Statement as appropriate (including new registration statements filed pursuant to General Instruction E of Form S-8 to register additional shares), and to file the same, with all exhibits thereto, and other documents in connection therewith, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

Name and Signature	Title	Date
/S/ MICHAEL TRESCHOW Michael Treschow	Chairman of the Board	June 7, 2006

/S/ SVERKER MARTIN-LÖF Sverker Martin-Löf	Deputy Chairman of the Board and Director	June 12, 2006

/S/ MARCUS WALLENBERG Marcus Wallenberg	Deputy Chairman of the Board and Director	June 7, 2006

/S/ CARL-HENRIC SVANBERG Carl-Henric Svanberg	CEO, President, and Director (Principal Executive Officer)	June 7, 2006

/S/ SIR PETER L. BONFIELD Sir Peter L. Bonfield	Director	June 7, 2006

/S/ BÖRJE EKHOLM Börje Ekholm	Director	June 12, 2006

/S/ KATHERINE HUDSON Katherine Hudson	Director	June 9, 2006

/S/ ULF J. JOHANSSON Ulf J. Johansson	Director	June 7, 2006

/S/ NANCY MCKINSTRY Nancy McKinstry	Director	June 12, 2006

/S/ ANDERS NYRÉN Anders Nyrén	Director	June 7, 2006

/S/ MONICA BERGSTRÖM Monica Bergström	Director and Employee Representative	June 7, 2006

/S/ JAN HEDLUND Jan Hedlund	Director and Employee Representative	June 9, 2006

/S/ TORBJÖRN NYMAN Torbjörn Nyman	Director and Employee Representative	June 7, 2006

/S/ KARL-HENRIK SUNDSTRÖM Karl-Henrik Sundström	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2006

/S/ EVA-BRITT ALLENIUS Eva-Britt Allenius	Chief Accounting Officer (Principal Accounting Officer)	June 8, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Ericsson Inc. Stock Purchase Plan (incorporated by reference to Exhibit 4.1 of the Company’s Form S-8 filed June 20, 2005 (File No. 333-125978))

4.2	Articles of Association of Telefonaktiebolaget LM Ericsson, Stockholm (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785))

4.3	Specimen certificate representing Non-restricted B Shares of LM Ericsson (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969)).

4.4	Form of certificate representing ADRs of LM Ericsson (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998)).

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included as part of signature page)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Form S-8, this registration statement has been signed below by the undersigned as the duly authorized representative of Telefonaktiebolaget LM Ericsson in the United States on this 13th day of June, 2006.

By:	/S/ JOHN MOORE
Name:	John Moore
Title:	Vice President and General Counsel
Ericsson Inc.